                                                                    EXHIBIT 10.4

                                                                  Execution Copy

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                                OMNIBUS AGREEMENT


                                      among


                        ALLIANCE RESOURCE HOLDINGS, INC.

                           ALLIANCE RESOURCE GP, LLC

                      ALLIANCE RESOURCE MANAGEMENT GP, LLC

                                       and

                        ALLIANCE RESOURCE PARTNERS, L.P.











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


                                TABLE OF CONTENTS


ARTICLE I
   Definitions ....................................................................................      1
   1.1  Definitions ...............................................................................      1

ARTICLE II
   Business Opportunities .........................................................................      3
   2.1  Restricted Businesses .....................................................................      3
   2.2  Permitted Exceptions ......................................................................      3
   2.3  Procedures ................................................................................      4
   2.4  Termination ...............................................................................      6
   2.5  Scope of Restricted Business Prohibition ..................................................      6
   2.6  Enforcement ...............................................................................      6

ARTICLE III
   Indemnification ................................................................................      7
   3.1  Indemnification of MGP by SGP .............................................................      7
   3.2  Indemnification of Partnership Entities by ARH ............................................      7
   3.3  Indemnification Procedures ................................................................      7

ARTICLE IV
   Assignment .....................................................................................      8
   4.1  Assignment of Rights by Partnership Entities to ARH .......................................      8

ARTICLE V
   Miscellaneous ..................................................................................       9
   5.1  Choice of Law; Submission to Jurisdiction .................................................       9
   5.2  Notice ....................................................................................       9
   5.3  Entire Agreement; Supersedure .............................................................       9
   5.4  Effect of Waiver or Consent ...............................................................       9
   5.5  Amendment or Modification .................................................................       9
   5.6  Assignment ................................................................................      10
   5.7  Counterparts ..............................................................................      10
   5.8  Severability ..............................................................................      10
   5.9  Gender, Parts, Articles and Sections ......................................................      10
   5.10 Further Assurances ........................................................................      10
   5.11 Withholding or Granting of Consent ........................................................      10
   5.12 Laws and Regulations ......................................................................      10
   5.13 Negotiation of Rights of Limited Partners, Assignees, and Third Parties ...................      10

                                OMNIBUS AGREEMENT

         THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date by and among Alliance Resource Partners, L.P., a Delaware limited partnership (the "MLP"), Alliance Resource Holdings, Inc., a Delaware corporation ("ARH"), Alliance Resource GP, LLC, a Delaware limited liability company and special general partner of the MLP (the "SGP"), Alliance Resource Management GP, LLC, a Delaware limited liability company and managing general partner of the MLP (the "MGP").

                                 R E C I T A L:

         ARH, the MLP, the SGP, in its capacity as the special general partner of the MLP and Alliance Resource Operating Partners, L.P., a Delaware limited partnership (the "OLP"), and the MGP, in its capacity as the managing general partner of the MLP and the OLP, desire by their execution of this Agreement to evidence their understanding, (i) as more fully set forth in Article II of this Agreement, with respect to (a) those business opportunities that ARH will not pursue unless the MLP has declined to engage in such business opportunity for its own account and (b) the procedures whereby such business opportunities are to be offered to the MLP and accepted or declined and (ii) as more fully set forth in Article III of this Agreement, with respect to (a) the indemnification obligations of the SGP in favor of the MGP relating to the indebtedness incurred by the SGP and assumed by the OLP on the Closing Date and (b) the indemnification obligations of ARH in favor of the Partnership Entities relating to any liabilities associated with Martiki Coal Corporation, MAPCO Coal International, Inc. and Cari International Mining, Inc.

         In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINITIONS. (a) Capitalized terms used herein but not defined herein shall have the meanings given them in the MLP Agreement.

         (b) As used in this Agreement, the following terms shall have the respective meanings set forth below:

          "Affiliate" shall have the meaning attributed to such term in the MLP Agreement.

          "Agreement" shall mean this Omnibus Agreement, as amended, modified, or supplemented from time to time in accordance with the terms hereof.

          "ARH" shall mean Alliance Resource Holdings, Inc., a Delaware corporation.

          "ARH Entities" shall mean ARH and any of its Affiliates, other than the Partnership Entities and The Beacon Group, LP and its affiliated funds.

          "Bank Credit Agreement" means the Credit Agreement, dated as of August 16, 1999, by and among the SGP, as Borrower, and The Chase Manhattan Bank, as Paying Agent thereunder, The Chase Manhattan Bank and Citicorp USA, Inc., as Co-Administrative Agents thereunder and the Initial Lenders and Swing Line Bank named as parties thereto.

          "Change of Control" shall have the meaning attributed to such term in
     Section 2.4.

          "Closing Date" shall mean the date of the closing of the initial public offering of common units representing limited partner interests in the MLP.

          "Conflicts Committee" shall have the meaning attributed to such term in the MLP Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Indemnified Party" shall have the meaning assigned to such term in
     Section 3.3(a).

          "Indemnifying Party"shall have the meaning assigned to such term in
     Section 3.3(a).

          "Losses" shall have the meaning assigned to such term in Section 3.1.

          "Martiki Sale Agreement" shall mean the Stock Purchase and Sale Agreement, dated November 6, 1998 between MAPCO Coal Inc. and Coal Ventures Holding Company, Inc.

          "MGP" shall mean Alliance Resource Management GP, LLC, a Delaware limited liability company and managing general partner of the MLP.

          "MLP" shall mean Alliance Resource Partners, L.P., a Delaware limited partnership, and any successors thereto.

          "MLP Agreement"shall mean the Amended and Restated Agreement of Limited Partnership of the MLP, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the parties to this Agreement.

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

          "Note Purchase Agreement" means the Note Purchase Agreement, dated as of August 16, 1999, between the SGP and the several purchasers listed in the Schedule A attached thereto.

          "OLP" shall mean Alliance Resource Operating Partners, L.P., a Delaware limited partnership, and any successors thereto.

          "Partnership Entities" shall mean the SGP, the MGP and the MLP and any Affiliate controlled by the SGP, the MGP or the MLP.

          "Partnership Group" shall mean the MLP and any of its subsidiaries.

          "Person" shall mean an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

          "SGP" shall mean Alliance Resource GP, LLC, a Delaware limited liability company and special general partner of the MLP.

          "Restricted Business" shall have the meaning attributed to such term in Section 2.1.

          "Voting Stock" means securities or membership interests of any class or series of either ARH or the MGP entitling the holders thereof to vote on a regular basis in the election of members of the board of directors, board of managers or other governing body of such entity.

                                  ARTICLE  II

                             BUSINESS OPPORTUNITIES

     2.1 RESTRICTED BUSINESSES. Subject to the terms of the MLP Agreement, for as long as the MGP (or any Affiliate of ARH) is the managing general partner of the MLP or the OLP, each of the ARH Entities shall be prohibited from engaging in the business of mining, marketing or transporting coal in any state in the United States (a "Restricted Business").

     2.2 PERMITTED EXCEPTIONS. Notwithstanding any provision of Section 2.1 to the contrary, an ARH Entity may pursue an opportunity to purchase or invest in, and may ultimately purchase, own and/or operate, a Restricted Business under any of the following circumstances:

         (a) The Restricted Business was engaged in by the ARH Entity on the date of this Agreement; or

         (b) The fair market value of the assets that comprise the Restricted Business represents less than a majority of the fair market value of the business being considered for purchase or investment, in the reasonable belief of a majority of the board of directors of the ARH Entity; or

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

         (c) The MGP (with the approval of the Conflicts Committee) has elected not to cause a member of the Partnership Group to pursue such opportunity in accordance with the procedures set forth in Section 2.3.

     2.3 PROCEDURES.

         (a) In the event that an ARH Entity becomes aware of an opportunity to purchase a Restricted Business, then, as soon as practicable, such ARH Entity shall notify the MGP of such opportunity and deliver to the MGP all information prepared by or on behalf of such ARH Entity relating to such potential purchase. As soon as practicable but in any event within 30 days after receipt of such notification and information, the MGP, on behalf of the Partnership, shall notify the ARH Entity that either (i) the MGP, on behalf of the Partnership, has elected, with the approval of the Conflicts Committee, not to cause a member of the Partnership Group to pursue the opportunity to acquire such Restricted Business, or (ii) the MGP, on behalf of the Partnership, has elected to cause a member of the Partnership Group to pursue the opportunity to acquire such Restricted Business. If, at any time, the MGP or its Affiliates abandons such opportunity (as evidenced in writing by the MGP or such Affiliates following the request of the ARH entity), the ARH Entity may pursue such opportunity. Any Restricted Business which is permitted to be purchased by an ARH Entity must be so purchased (i) within 12 months of the time the ARH Entity becomes able to pursue such acquisition in accordance with the provisions of this Section 2.3 and (ii) on terms not materially more favorable to the ARH Entity than were offered to the Partnership. If either of these conditions are not satisfied, the opportunity must be reoffered to the Partnership.

         (b) In the event that an ARH Entity acquires a Restricted Business as part of a larger transaction in accordance with the provisions of Section 2.2(b), then, within 30 days of the consummation of such purchase, such ARH Entity shall notify the MGP of such purchase and offer the Partnership the opportunity to purchase the Restricted Business constituting a portion of such purchase and deliver to the MGP all information prepared by or on behalf of or in the possession of such ARH Entity relating to the Restricted Business. As soon as practicable but in any event within 30 days after receipt of such notification, the MGP shall notify the ARH Entity that either (i) the MGP, on behalf of the Partnership, has elected, with the approval of the Conflicts Committee, not to cause a member of the Partnership Group to purchase such Restricted Business, in which event the ARH Entity shall be free to continue to engage in such Restricted Business, or (ii) the MGP, on behalf of the Partnership, has elected to cause a member of the Partnership Group to purchase such Restricted Business, in which event the following procedures shall be followed:

         (i) The ARH Entity shall submit a good faith offer to the MGP to sell the Restricted Business (the "Offer") to any member of the Partnership Group designated by the MGP on the terms and for the consideration stated in the Offer.

         (ii) The ARH Entity and the MGP shall negotiate in good faith, for 60 days after receipt of such Offer by the MGP, the terms on which the Restricted Business will be sold to a member of the Partnership Group. The ARH Entity shall provide all information concerning the


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

business, operations and finances of such Restricted Business as may be reasonably requested by the MGP.

              (A) If the ARH Entity and the MGP agree on such terms within 60 days after receipt by the MGP of the Offer, a member of the Partnership Group shall purchase the Restricted Business on such terms as soon as commercially practicable after such agreement has been reached.

              (B) If the ARH Entity and the MGP are unable to agree on the terms of a sale during such 60-day period, the ARH Entity shall attempt to sell the Restricted Business to a Person that is not an Affiliate of the ARH Entity (a "NonAffiliate Purchaser") within nine months of the termination of such 60-day period. Any such sale to a NonAffiliate Purchaser must be for a purchase price, as determined by the board of directors of ARH Resources, not less than 95% of the purchase price last offered by a member of the Partnership Group.

         (iii) If, after the expiration of such nine-month period, the ARH Entity has not sold the Restricted Business to a NonAffiliate Purchaser, it shall submit another Offer (the "Second Offer") to the MGP within seven days after the expiration of such nine-month period. The ARH Entity shall provide all information concerning the business, operations and finances of such Restricted Business as may be reasonably requested by the MGP.

              (A) If the MGP, with the concurrence of the Conflicts Committee, elects not to cause a member of the Partnership Group to pursue the Second Offer, the ARH Entity shall be free to continue to engage in such Restricted Business.

              (B) If the MGP shall elect to cause a member of the Partnership Group to purchase such Restricted Business, then the MGP and the ARH Entity shall negotiate the terms of such purchase for 60 days. If the ARH Entity and the MGP agree on such terms within 60 days after receipt by the MGP of the Second Offer, a member of the Partnership Group shall purchase the Restricted Business on such terms as soon as commercially practicable after such agreement has been reached.

              (C) If during such 60-day period, no agreement has been reached between the ARH Entity and the MGP or a member of the Partnership, the ARH Entity and the MGP will engage an independent investment banking firm with a national reputation to determine the value of the Restricted Business. Such investment banking firm will determine the value of the Restricted Business within 30 days and furnish the ARH Entity and the MGP its opinion of such value. The ARH Entity and the MGP shall share equally the fees and expenses of such investment banking firm. Upon receipt of such opinion, the MGP will have the option, subject to the approval of the Conflicts Committee, to (A) cause a member of the Partnership Group to purchase the Restricted Business for an amount equal to



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     the value determined by such investment banking firm or (B) decline to purchase such Restricted Business, in which event the ARH Entity will be free to continue to engage in such Restricted Business.

     2.4 TERMINATION. The provisions of this Article II may be terminated by ARH upon or at any time after a "Change of Control" of ARH or the MGP by written notice to the MLP. A Change of Control of ARH or the MGP shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the ARH or the MGP to any Person or its Affiliates, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the ARH Entities, The Beacon Group, L.P. and its affiliated funds or the MGP;
(ii) the consolidation or merger of ARH or the MGP with or into another Person pursuant to a transaction in which the outstanding Voting Stock of ARH or the MGP is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of ARH or the MGP is changed into or exchanged for Voting Stock of the surviving corporation or its parent and (b) the holders of the Voting Stock of ARH or the MGP immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation or its parent immediately after such transaction; or (iii) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all Voting Stock of ARH or the MGP then outstanding, other than (a) in a merger or consolidation which would not constitute a Change of Control under clause (ii) above and (b) The Beacon Group, LP and its affiliated funds.

     2.5 SCOPE OF RESTRICTED BUSINESS PROHIBITION. Except as provided in this
Article II and the Partnership Agreement, each ARH Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with any Partnership Entity.

     2.6 ENFORCEMENT. The ARH Entities agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by the ARH Entities of the covenants and agreements set forth in this Article II, and that any breach by the ARH Entities of the covenants and agreements set forth in
Article II would result in irreparable injury to the Partnership Group. The ARH Entities further agree and acknowledge that any member of the Partnership Group may, in addition to the other remedies which may be available to the Partnership Group hereunder or under applicable law, file a suit in equity to enjoin the ARH Entities from such breach, and consent to the issuance of injunctive relief hereunder.

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                           ARTICLE INDEMNIFICATION III

     3.1 INDEMNIFICATION OF MGP BY SGP. The SGP shall indemnify, defend and hold harmless the MGP from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) (collectively, "Losses") relating to the indebtedness outstanding (including principal and interest) under the Note Purchase Agreement and the Bank Credit Agreement.

     3.2 INDEMNIFICATION OF PARTNERSHIP ENTITIES BY ARH. In addition to its indemnification obligations under the Contribution Agreement (as defined in the MLP Agreement), ARH shall indemnify, defend and hold harmless the Partnership Entities from and against any Losses that are caused by, arise out of or are attributable to:

         (a) any and all liabilities associated with the former ownership by MAPCO Coal Inc. of Martiki Coal Corporation including, but not limited to any indemnification obligations of any of the Partnership Entities arising under
Section 8.1 of the Martiki Sale Agreement; provided, however, that ARH shall not be obligated to indemnify the Partnership Entities against any such Losses unless and until (i) the Partnership Entities have sought to receive indemnification from Coal Ventures Holding Company, Inc. provided in Section 8.2 of the Martiki Sale Agreement and such relief has been denied by final adjudication of a court of competent jurisdiction or (ii) the MGP, on behalf of the MLP, reasonably determines that the Loss for which indemnification is sought is not within the scope of the indemnification provided in Section 8.2 of the Martiki Sale Agreement; and

         (b) the former business and operations of MAPCO Coal International Inc., an entity formed under the laws of Barbados, and Cari International Mining, Inc., a Delaware corporation, and/or the dissolution of such entities and the related distribution of their respective assets to their respective shareholders.

     3.3 INDEMNIFICATION PROCEDURES.

         (a) As used in this Section 3.3: the term "Indemnifying Party" refers to SGP, in the case of any indemnification obligation arising under Section 3.1, and ARH, in the case of any indemnification obligation arising under Section 3.2; and the term "Indemnified Party" refers to the MGP, in the case of any indemnification obligation arising under Section 3.1, and the Partnership Entities, as applicable, in the case of any indemnification obligation arising under Section 3.2.

         (b) If any action, suit or proceeding shall be brought against an Indemnified Party, or if the Indemnified Party should otherwise become aware of facts giving rise to a claim for indemnification pursuant to Section 3.1 or 3.2, as applicable, the Indemnified Party shall promptly notify the Indemnifying Party in writing specifying the nature of and specific basis for such claim.

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

         (c) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in Section 3.1 or 3.2, as applicable, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

         (d) The Indemnified Party agree, at their own cost and expense, to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in Section 3.1 or 3.2, as applicable, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name(s) of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of such Indemnified Party. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this
Article III; provided, however, that the Indemnified Party may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party reasonably informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

         (e) In determining the amount of any loss, liability or expense for which any Indemnified Party is entitled to indemnification under this Article III, the gross amount thereof will be reduced by any insurance proceeds realized or to be realized by such Indemnified Party, and such correlative insurance benefit shall be net of any insurance premium that becomes due as a result of such claim.

                              ARTICLE ASSIGNMENT IV

     4.1 ASSIGNMENT OF RIGHTS BY PARTNERSHIP ENTITIES TO ARH . The Partnership Entities hereby irrevocably assign, transfer and convey to ARH:

         (a) all rights, credits, claims, judgments and awards that may be received by the Partnership Entities under the pending litigation styled Arch Mineral Corporation ,et al. v. ICI Explosive USA, Inc., et al., U.S. District Court, S. D. Indiana, Indianapolis Division, Case No. IP96

- 0754 C - LT#C00376, in which case certain predecessors of the Partnership Entities are plaintiffs, as more completely identified in paragraph 1 of
Schedule 2.1(a) of the Martiki Sale Agreement; and

         (b) all right, title, benefits and interest of such Partnership Entities to any as of yet uncollected cash and receivables set forth as excluded assets in paragraphs 5(a), 5(b), 5(c) and 5(d) of Schedule 2.1(a) of the Martiki Sale Agreement.

                                   ARTICLE V

                                 MISCELLANEOUS

     5.1 CHOICE OF LAW; SUBMISSION TO JURISDICTION . This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

     5.2 NOTICE . All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party's signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 5.2.

     5.3 ENTIRE AGREEMENT; SUPERSEDURE . This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

     5.4 EFFECT OF WAIVER OR CONSENT . No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

     5.5 AMENDMENT OR MODIFICATION . This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the MLP may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the MGP, will adversely affect the holders of

Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

     5.6 ASSIGNMENT. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

     5.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

     5.8 SEVERABILITY. If any provision of this agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     5.9 GENDER, PARTS, ARTICLES AND SECTIONS. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Parts, Articles and Sections of this Agreement, unless the context otherwise requires.

     5.10 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

     5.11 WITHHOLDING OR GRANTING OF CONSENT. Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

     5.12 LAWS AND REGULATIONS. Notwithstanding any provision of this
Agreement to the contrary, no party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

     5.13 NEGOTIATION OF RIGHTS OF LIMITED PARTNERS, ASSIGNEES, AND THIRD PARTIES. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no Limited Partner, Assignee or other Person shall have the right, separate and apart from the MLP, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.


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




     IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the Closing Date.

                           ALLIANCE RESOURCE HOLDINGS, INC.


                           By:       /s/ THOMAS L. PEARSON
                              ------------------------------------------
                               Name:     Thomas L. Pearson
                               Title:    Senior Vice President -- Law and
                                         Administration, General Counsel and
                                         Secretary

                           Address for Notice:     1717 South Boulder Avenue
                                                   Tulsa, Oklahoma 74119

                           Telecopy Number:        (918) 295-7361



                           ALLIANCE RESOURCE PARTNERS, L.P.

                           By: ALLIANCE RESOURCE GP, LLC, its general
                               partner


                           By:     /s/ THOMAS L. PEARSON
                              ----------------------------------------
                               Name:   Thomas L. Pearson
                               Title:  Senior Vice President -- Law and
                                       Administration, General Counsel and
                                       Secretary

                           Address for Notice:     1717 South Boulder Avenue
                                                   Tulsa, Oklahoma 74119

                           Telecopy Number:        (918) 295-7361

                           ALLIANCE RESOURCE MANAGEMENT GP, LLC



                           By:     /s/ THOMAS L. PEARSON
                              ------------------------------------------
                               Name:   Thomas L. Pearson
                               Title:  Senior Vice President -- Law and
                                       Administration, General Counsel and
                                       Secretary


                           Address for Notice:     1717 South Boulder Avenue
                                                   Tulsa, Oklahoma 74119

                           Telecopy Number:        (918) 295-7361


                           ALLIANCE RESOURCE GP, LLC



                           By:     /s/ THOMAS L. PEARSON
                              ------------------------------------------
                               Name:   Thomas L. Pearson
                               Title:  Senior Vice President -- Law and
                                       Administration, General Counsel and
                                       Secretary


                              Address for Notice:  1717 South Boulder Avenue
                                                   Tulsa, Oklahoma 74119

                              Telecopy Number:     (918) 295-7361

                                      -12-